Exhibit 10.1
ARBITRON INC. 2008 EQUITY COMPENSATION PLAN
NON-STATUTORY STOCK OPTION AGREEMENT
Annual Director Grant
     THIS AGREEMENT evidences the grant by Arbitron Inc. (the “Company”) on                      , 20___(the “Date of Grant”) to [Name] (the “Optionee”) of an option to purchase shares of the Company’s common stock.
     A. The Company has adopted the Arbitron Inc. 2008 Equity Compensation Plan (as may be amended or supplemented, the “Plan”) authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant stock options to employees and directors of the Company and its Subsidiaries (as defined in the Plan).
     B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.
     Accordingly, the parties agree as follows:
1. Grant of Option.
     The Company has granted to the Optionee the right, privilege and option (the “Option”) to purchase [Shares] shares (the “Option Shares”) of the Company’s common stock, $0.50 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Option Exercise Price.
     The per share price to be paid by Optionee in the event of an exercise of the Option will be $___.
3. Duration of Option and Time of Exercise.
     3.1 Period of Exercisability. The Option shall become exercisable as to 100% of the Option Shares on the six month anniversary of the Date of Grant, assuming the Optionee’s continued service on the Board or service as an employee through such six month anniversary. The Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Eastern Standard Time) on the tenth anniversary of the Date of Grant (the “Time of Option Termination”).
     3.2 Change in Control.
     (a) Impact of Change in Control. If a Change in Control Event (as defined in Section 9 of this Agreement) of the Company occurs before the Option is fully exercisable, the Option will become fully exercisable and will remain exercisable, except as the Committee determines otherwise in connection with the Change in Control Event. In addition, if a Change in Control Event of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control Event of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares as determined by taking into account such Change in Control Event of the Company over the option exercise price per share of the Option.
     (b) Authority to Modify Change in Control Provisions. Prior to a Change in Control Event, the Optionee will have no rights under this Section 3.2, and the Committee will have the authority, in its sole discretion, to rescind, modify, or amend this Section 3.2 without the consent of the Optionee.

4. Manner of Option Exercise.
     4.1 Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Columbia, Maryland (Attention: Corporate Secretary), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 of this Agreement, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. If the Optionee retains the Option Shares purchased, as soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased.
     4.2 Payment. At the time of exercise of the Option, the Optionee must pay the total exercise price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company), though a cashless exercise as described in Section 5(f)(2) of the Plan, by such other method approved by the Committee, or by a combination of such methods.
5. Rights and Restrictions of Optionee; Transferability.
     5.1 Service Providing Relationship. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the relationship of the Optionee with the Company, nor confer upon the Optionee any right to continue in service to the Company or any Subsidiary at any particular position or for any particular period of time.
     5.2 Rights as a Stockholder; Effect on Running the Business. The Optionee will have no rights as a stockholder unless and until all conditions to the effective exercise of the Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to the Option Shares as to which there is a record date preceding the date the Optionee becomes the holder of record of such Option Shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion. The Optionee understands and agrees that the existence of an Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Company’s common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.
     5.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in the Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, subject to applicable laws be entitled to designate a beneficiary to receive the Option upon such Optionee’s death in the manner provided by the Plan, and, in the event of the Optionee’s death, exercise of the Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee’s designated beneficiary.
6. Securities Law and Other Restrictions.
     Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Optionee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (a) there is in effect with respect to the Option Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

7. Withholding Taxes.
     If the Optionee becomes employed by the Company while the Option remains outstanding, the Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal or provincial withholding tax requirements attributable to the Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise of the Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.
8. Certain Definitions. For purposes of this Agreement, the following additional definition will apply:
     (a) “Change in Control Event” will have the meaning set forth in the Plan plus such other event or transaction as the Board shall determine constitutes a Change in Control, or such other meaning as may be adopted by the Committee from time to time in its sole discretion.
9. Subject to Plan.
     The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted in a manner consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.
10. Miscellaneous.
     10.1 Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.
     10.2 Governing Law. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of another jurisdiction.
     10.3 Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of the Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of the Option and the administration of the Plan.
     10.4 Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ARBITRON INC.

By:

Name:

Title:

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Address:

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